Exhibit 10.3
CONFIDENTIAL

PATENT LICENSE AGREEMENT
     This Patent License Agreement (“Agreement”) is entered into on July 19, 2007 (the “Effective Date”) by and between, on the one hand, Broadcom Corporation, a California corporation with a principal place of business at 5300 California Avenue, Irvine, CA 92617 (“Broadcom”) and, on the other hand, Cellco Partnership d/b/a Verizon Wireless, a Delaware partnership, with offices located at One Verizon Way, Basking Ridge, New Jersey 07920 (“Verizon”) together with its parent Verizon Communications Inc., a Delaware corporation (“Verizon Communications”) (together, the “Verizon Parties”) (Broadcom and the Verizon Parties, collectively the “Parties” and each individually a “Party”).
     WHEREAS, Broadcom and QUALCOMM Incorporated (“Qualcomm”) are litigating certain actions regarding infringement of Broadcom patents by Qualcomm (the “Litigation”), including (i) In the Matter of Certain Baseband Processor Chips and Chipsets, Transmitter and Receiver (Radio) Chips, Power Control Chips, and Products Containing Same, Including Cellular Telephone Handsets, United States International Trade Commission (“ITC”), Inv. No. 337-TA-543 (the “ITC Action”); and (ii) Broadcom Corporation v. QUALCOMM Incorporated, United States District Court for the Central District of California, Case No. SACV05-467 (JVS) and Broadcom Corporation v. QUALCOMM Incorporated, United States District Court for the Central District of California, Case No. SACV05-468 (JVS) (the “District Court Actions”);
     WHEREAS, Qualcomm products, including certain Qualcomm components used in 1xEV-DO cellular telephone handsets, have been found to infringe certain Broadcom patents; and
     WHEREAS, Verizon imports and sells cellular telephone handsets compliant with the 1xEV-DO standard for the Verizon Network (as defined below) and desires to obtain a royalty-bearing license from Broadcom under the Licensed Patents (as defined below) for such handsets, on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants set forth below, the Parties hereto agree as follows:
1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     1.1 “Affiliate” means, with respect to a given Person (the “Subject Person”), any other Person who controls, is controlled by or is under common control with the Subject Person. For purposes of this Section 1.1, control means direct or indirect ownership of more than fifty percent (50%) of the voting power of a respective Person with respect to the election of directors or similar managing authority. A Person shall be deemed to be an Affiliate under this Agreement only so long as such control exists. Notwithstanding the foregoing, in no event shall Qualcomm or [****] or any of their Affiliates or successors be considered an Affiliate of Verizon under this Agreement.
     1.2 “Authorized Distributor” means authorized agents, resellers and distributors of services on the Verizon Network under a written agreement with Verizon (specifically excluding Qualcomm, [****] and each of their Affiliates and successors).

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

     1.3 “EV-DO” means revisions A, B and C of the 1xEV-DO standard (also known as “cdma2000 High Rate Packet Data Air Interface Specification”), provided that under no circumstances shall “EV-DO” be construed as including the standards commonly referred to as “3GPP LTE”, “WiMAX”, “WiFi” or successors thereto.
     1.4 “Licensed Patents” means only (i) United States Patent Nos. 5,657,317; 6,374,311; 6,389,010; 6,583,675; 6,714,983; and 6,847,686, and (ii) any reissue, reexamination or extension of an issued patent enumerated in (i) above, and (iii) any claim found in any issued patent that is a divisional or continuation of an issued patent enumerated in (i) or (ii) above, where such claim is an obvious variation of any claim found in an issued patent enumerated in (i) or (ii) above; and (iv) any claim found in any corresponding issued foreign patent claiming priority from an issued patent enumerated in (i) or (ii) or (iii) above where such claim is substantially the same or an obvious variation of any claim found in an issued patent enumerated in (i) or (ii) or (iii) above. The “Licensed Patents” do not include any other patents, patent rights or intellectual property rights.
     1.5 “Licensed Products” means fully assembled, finished and packaged units of existing and new cellular telephone handsets, personal digital assistants, data cards for laptop computers and other finished end user wireless devices that (i) are compliant with at least the EV-DO standard; and (ii) are used primarily on the Verizon Network under a Service Contract.
     1.6 “Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.
     1.7 “Service Contract” means service contract for use of a Verizon certified cellular telephone handset, personal digital assistant, data card or other finished end user wireless device primarily on the Verizon Network that is entered into by the subscriber with Verizon or its Affiliate or any of their Authorized Distributors (specifically excluding Qualcomm, [****] and each of their Affiliates and successors).
     1.8 “Sold,” “Sale,” “Sell” means sold, leased or otherwise transferred and a sale shall be deemed to have occurred upon first shipment or invoicing, to a third party whichever shall first occur.
     1.9 [****].
     1.10 “Subsidiary” means, with respect to a given Party, any other Person where such Party directly or indirectly owns or controls more than fifty percent (50%) of the voting power of such other Person with respect to the election of directors or similar managing authority. A Person shall be deemed to be a Subsidiary under this Agreement only so long as such ownership or control exists. Notwithstanding the foregoing, in no event shall Qualcomm or [****] or any of their Affiliates or successors be considered a Subsidiary of Verizon under this Agreement.
     1.11 “Verizon Network” means the EV-DO wireless telecommunications network managed or operated by or for Verizon or its Subsidiaries in the United States and offered under the Verizon name and which may also be offered by Authorized Distributors under their respective names (specifically excluding Qualcomm, [****] and each of their Affiliates and successors).

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

2. License.
     2.1 Grant.
          (a) Commencing upon the Effective Date, and subject to the per unit royalty payments set forth in Section 3.1 and other terms and conditions of this Agreement (including the restrictions set forth in Sections 2.1(b) and (c) below), Broadcom hereby grants to Verizon and its Subsidiaries (and Verizon Communications and its Subsidiaries to the extent Verizon remains a Subsidiary of Verizon Communications) a non-exclusive, non-transferable (other than to a successor in interest as set forth in Section 11.6) license, without the right to sublicense (except solely to Authorized Distributors in accordance with Section 2.1(d) below), solely under the Licensed Patents, to import, have imported, make and have made Licensed Products for which per unit royalties are paid under Section 3.1 and to use, rent, sell and offer to rent or sell such Licensed Products under a trademark of Verizon or a trademark of Verizon’s Authorized Distributor or other mutually agreed method of identification to facilitate entry through United States Customs (specifically excluding Qualcomm, [****] and each of their Affiliates and successors). No rights or licenses are granted under any patents of Broadcom other than the Licensed Patents.
          (b) Subject to the payment of royalties under Section 3.1, no additional license or royalties under the Licensed Patents shall be required when such Licensed Products roam on other networks on a temporary basis while under a Service Contract for the Verizon Network.
          (c) The right to “have made” Licensed Products under the license set forth in Section 2.1(a) shall apply only when the specifications for such Licensed Products are provided to the manufacturer by the respective Verizon Party or its Subsidiary and shall be limited to Licensed Products manufactured on behalf of the respective Verizon Party or its Subsidiary under a written agreement with the respective Verizon Party or its Subsidiary. The right to “have imported” Licensed Products under the license set forth in Section 2.1(a) shall be limited to Licensed Products imported on behalf of the respective Verizon Party or its Subsidiary under a written agreement with the respective Verizon Party or its Subsidiary and which requires the respective importer to provide a customs certification to the United States Customs Service that such units of Licensed Products are imported solely for and on behalf of the respective Verizon Party or its Subsidiary. Upon written request of Broadcom, Verizon shall, within thirty (30) days of receiving such request, use all commercially reasonable efforts to inform Broadcom in writing whether, and if so to what extent, any Person identified by Broadcom is exercising such “have made” or “have imported” rights on behalf of the Verizon Parties or their Subsidiaries or an Authorized Distributor under this Agreement.
          (d) The Parties will use all commercially reasonable efforts to agree prior to August 7, 2007 upon a form of sublicense for Authorized Distributors to be granted have made and have imported Licensed Products that are certified by Verizon for use on the Verizon Network. The right to “have imported” Licensed Products by Authorized Distributors under the license set forth in Section 2.1(a) shall be limited to Licensed Products imported on behalf of such Authorized Distributors under a written agreement with Verizon or its Subsidiary which requires the respective importer to provide a customs certification to the United States Customs Service that such units of Licensed Products are imported primarily for use on the Verizon Network. Upon written

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

request of Broadcom, Verizon shall, within thirty (30) days of receiving such request, use all commercially reasonable efforts to inform Broadcom in writing of Authorized Distributors who enter into the mutually agreed form of sublicense. Such Authorized Distributors shall not be required to pay an additional per unit royalty under the respective sublicense, it being understood that the royalty under Section 3.1 will be paid by Verizon when service is initiated on the Verizon Network for Licensed Products of such Authorized Distributors as set forth in Section 3.1.
          (e) The license under the Licensed Patents set forth in Section 2.1(a) will become royalty-free, fully-paid, and perpetual (subject to Section 9.5) upon the payment of the Aggregate Amount of royalties set forth in Section 3.1 below.
     2.2 No Implied Rights. The license to Verizon and its Affiliates for the Licensed Patents is limited to the rights expressly set forth above and no releases or other rights or licenses are conveyed by implication, estoppel or otherwise, all of which are specifically disclaimed. Notwithstanding anything to the contrary, no rights, licenses or releases are granted by Broadcom to any third party, directly or indirectly, whether expressly or by implication, estoppel, reliance, inducement or otherwise. Without limiting the foregoing, Verizon agrees that this Agreement does not impair the right of Broadcom to seek or recover damages or any other remedies available at law or in equity from Qualcomm, including injunctive relief (other than injunctive relief against Licensed Products), in the Litigation with Qualcomm. Without limiting the foregoing, each Party agrees that this Agreement does not impair the right of the other Party to seek or recover damages or any other remedies available at law or in equity from third parties (other than Broadcom seeking injunctive relief against Licensed Products).
3. Payments by Verizon.
     3.1 Per Unit Royalty Payments. Verizon shall make a non-refundable per unit royalty payment to Broadcom in the amount of Six U.S. Dollars ($6.00) for each unit of Licensed Product (i) Sold by or for Verizon, its Affiliates or their authorized agents, resellers or distributors on or after the Effective Date of this Agreement (net of any returns of such Licensed Products in such calendar quarter) or (ii) for which service is initiated on the Verizon Network on or after the Effective Date and prior to the end of the term of this Agreement. Such per unit royalties shall be due and payable within sixty (60) days after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2007. The above per unit royalty payments shall be non-refundable and shall not be credited or offset against any other payments. The aggregate of all such royalty payments shall not exceed Two Hundred Million U.S. Dollars ($200,000,000.00) (the “Aggregate Amount”). The total amount of such royalties to be paid by Verizon to Broadcom in a respective calendar quarter shall not exceed Forty Million U.S. Dollars ($40,000,000). To the extent that any royalties accrue for a calendar quarter in excess of such payment of Forty Million U.S. Dollars ($40,000,000) (“Royalty Accrual”), the Royalty Accrual shall be carried forward to each subsequent calendar quarter until paid and shall be paid in each such subsequent calendar quarter to the extent that the royalty payment in such subsequent calendar quarter will not exceed Forty Million U.S. Dollars ($40,000,000). Verizon shall remain obligated to pay the amount of the Royalty Accrual in such subsequent calendar quarters unless and until the Aggregate Amount has been paid by Verizon.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

3.2 [****]
3.3 [****]
     3.4 Wire Transfer. The payments under Section 3.1 shall be made in US Dollars by wire transfer in immediately available funds to such bank account as Broadcom may designate in writing. Unless otherwise notified by Broadcom, such wire transfers shall be made to:
          Bank Name: [****]
          SWIFT code: [****]
          ABA #: [****]
          Account Name: [****]
          Account Number: [****]
     3.5 Taxes. Amounts payable to Broadcom under this Agreement are payable in full to Broadcom without reduction for taxes (including any withholding tax unless such withholding tax is due to an assignment by Broadcom) or customs duties. In addition, Verizon shall be responsible for any and all taxes (including, without limitation, consumption sales, use, value-added and similar taxes) and customs duties paid or payable on Licensed Products, however designated, levied, or based on amounts payable to Broadcom hereunder and any associated penalties, fines and attorneys’ fees, but exclusive of United States federal, state and local taxes based solely on Broadcom’s net income.
     3.6 Convenience of the Parties. The Parties acknowledge and agree that it is mutually in their best interests, including being most convenient and efficient, for Broadcom to grant Verizon a license based on the above per unit royalty payments. Both parties acknowledge that the other has offered to negotiate other methods of calculating compensation for the license granted herein, and that the above payments are freely chosen and agreed to by the Parties, as a convenience to the Parties, and each of them, and represent a convenient and fair means of measuring the value of the license granted to under this Agreement.
4. Reports. During the term of this Agreement and prior to making the Aggregate Payment, Verizon shall provide Broadcom with a calendar quarterly report (commencing with the calendar quarter ending September 30, 2007) within thirty (30) days of the end of each calendar quarter setting forth (i) the number of Licensed Products manufactured by or on behalf of Verizon and its Affiliates in the respective calendar quarter; (ii) the number of Licensed Products imported into the United States by or on behalf of Verizon and its Affiliates in the respective calendar quarter; (iii) the number of Licensed Products Sold by Verizon and its Affiliates in the respective month net of returns, and (iv) the number of Licensed Products for which service on the Verizon Network is first initiated during the respective calendar quarter net of returns within ninety (90) days after service is first initiated.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

5. Records and Audits.
     5.1 Records. During the term of this Agreement and for all periods prior to payment of the Aggregate Amount, Verizon and its Affiliates shall keep accurate and complete books and records concerning all Licensed Products Sold by Verizon and its Affiliates, all Licensed Products Sold and put into service on the Verizon Network or used by Verizon or its Affiliates and other information reasonably necessary to confirm the payments and reports under this Agreement. Verizon and its Affiliates shall preserve and maintain all such books and records for a period of two (2) years after the calendar quarter for which the books and records apply. Requirements for records and audits regarding Authorized Distributors will be set forth in the form of sublicense pursuant to Section 2.1(d).
     5.2 Audits. No more than once each calendar year, and during the term of this Agreement but prior to Verizon making the Aggregate Payment, Broadcom may retain a third party, reasonably acceptable to Verizon, to conduct an audit of Verizon’s applicable books and records to confirm that Verizon has not underpaid the royalties payable to Broadcom pursuant to Section 3.1 and to confirm the accuracy of the reports provided by Verizon pursuant to Section 4. Such third party shall enter into a confidentiality agreement with Verizon, on terms reasonably acceptable to Verizon, which shall permit the third party to disclose only to Broadcom if any underpayment of royalties or inaccuracy in reporting has occurred and if so, then the amount and basis of such underpayment or inaccuracy.
6. Additional Covenants.
     6.1 Cessation of Efforts to Overturn. Verizon and its Affiliates shall withdraw its opposition to Broadcom in the following actions involving Qualcomm by promptly: (i) ceasing and desisting from further efforts to obtain a Presidential/USTR disapproval of the order issued in the action styled In the Matter of Certain Baseband Processor Chips and Chipsets, Transmitter and Receiver (Radio) Chips, Power Control Chips, and Products Containing Same, Including Cellular Telephone Handsets, United States International Trade Commission (“ITC”), No. 337-TA-543 (such order, the “ITC Order”) or actively assisting any third party to do so; (ii) withdrawing its Motion for Stay of the ITC Order filed with the United States Court of Appeals for the Federal Circuit; and (iii) refraining from participation in any opposition to Broadcom in Broadcom Corp. v. Qualcomm, Inc., Case No. SACV 05-0467-JVS (C.D. Cal.) or Broadcom Corp. v. Qualcomm, Inc., Case No. SACV 05-0468-JVS (C.D. Cal.) or actively assisting any third party to do so. In addition, Verizon and its Affiliates shall not initiate any new opposition to Broadcom in any actions involving the Licensed Patents or reexaminations of the Licensed Patents or actively assist any third party to do so. Notwithstanding the foregoing, Verizon and its Affiliates may respond to subpoenas and other lawful process to the extent required by law. In the event Broadcom asserts a patent(s) against Qualcomm other than the Licensed Patents, Broadcom may (in its sole discretion) add such patent(s) to the Licensed Patents under this Agreement upon written notice to Verizon without requiring additional payments for the inclusion of such patent(s), in which case the obligations of Verizon under this Section 6.1 shall apply to such additional patent(s), provided that Broadcom shall have no obligation to do so.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

     6.2 Strategic Alliance Discussions. Verizon Communications, Verizon and Broadcom shall establish a joint task force [****] to discuss a potential strategic alliance regarding items of mutual interest relating primarily to: (i) opportunities to enhance the use by Verizon Communications, Verizon and their Affiliates of Broadcom products in equipment and devices used and sold by Verizon Communications, Verizon and their Affiliates; (ii) the possibility for Broadcom to develop products that specifically address the needs of Verizon Communications, Verizon and their Affiliates, vendors and suppliers, (iii) payments to Verizon as a result of licenses under Verizon intellectual property, or (iv) incremental (i.e., new) business between Broadcom on the one hand and Verizon and its suppliers on the other hand . Any such discussions regarding the matters set forth above shall be non-binding and shall not be construed as modifying or amending this Agreement in any way. Any modification or amendment to this Agreement may only be made in a writing signed by authorized representatives of both Parties as set forth in Section 11.11 below.
     6.3 Cooperation with Customs. Broadcom will promptly provide notice to the United States Customs Service that the Parties have entered into a license agreement relating to the ‘983 patent. Broadcom will use all commercially reasonable efforts to participate in any meetings with United States Customs and to take all necessary actions to ensure the unimpeded importation of Licensed Products as permitted under this Agreement, including using all commercially reasonable efforts to make filings with the ITC or United States Customs so that no bond is required for Licensed Products as of and after the Effective Date during the term of the license for the Licensed Patents under this Agreement. The Parties will reasonably cooperate as necessary to obtain a refund of any bond that is posted as a result of the ITC Order for Licensed Products imported into the United States on or after the Effective Date under the license set forth in Section 2.1.
7. [****]
8. Press Release; Confidentiality of Terms. Upon the Effective Date, the Parties shall issue a press release in the form set forth in Exhibit A announcing the fact that Verizon has taken a license from Broadcom and that it is withdrawing its opposition to the ITC Order. Except as set forth in such press release or as publicly disclosed as permitted below, neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party, except: (a) to any governmental body having jurisdiction and specifically requiring such disclosure; (b) in response to a valid subpoena or as otherwise may be required by any law or regulation; (c) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission or Stock Exchange Rules; (d) to a Party’s accountants, legal counsel and other financial and legal advisors, subject to obligations of confidentiality; (e) as required during the course of litigation, subject to protective order or other similar protections as applicable; (f) as required for enforcement of this Agreement; and/or (g) with respect to the material financial terms, as necessary to obtain indemnification or insurance coverage with respect to the payments made by Verizon under this Agreement; provided, however, that prior to any such disclosure pursuant to paragraphs (a), (b), (c) and/or (e) hereof, the Party seeking disclosure shall notify the other Party and take reasonable actions in an effort to minimize the nature and extent of such disclosure. Notwithstanding the foregoing, Broadcom shall have the right to disclose this Agreement in the Litigation subject to a protective order.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

9. Term and Termination.
     9.1 Term. The term of this Agreement shall commence upon the Effective Date and continue for a period of five (5) years from the Effective Date, unless earlier terminated as set forth below; provided, however, that, except as otherwise specified under Section 9.5 below, the license granted under the Licensed Patents herein shall continue until the expiration of the last to expire of the Licensed Patents.
     9.2 Termination for Settlement with Qualcomm. This Agreement may be terminated by Verizon upon written notice from Verizon (in its sole discretion) if Broadcom and Qualcomm enter into a definitive written agreement providing a final settlement of all Litigation with respect to all of the Licensed Patents.
     9.3 Termination by Verizon. [****] In addition, Verizon may terminate the Agreement (in its sole discretion) on: (1) the date (if any) on which all of the claims of the Licensed Patents are found invalid by a final, nonappealable judgment, or (2) Broadcom breaching any material provision of this Agreement, provided that Broadcom shall have a cure period of [****] after receipt of written notice of any such material breach.
     9.4 Termination by Broadcom. Broadcom shall have the right to terminate this Agreement (in its sole discretion) at any time if:
          (a) a Verizon Party breaches any material provision of this Agreement, provided that such Verizon Party shall have a cure period of thirty (30) days after receipt of written notice of any such material breach, provided that Broadcom may terminate immediately without providing a cure period in the event of a material breach by a Verizon Party of Section 6.1 (i), (ii) or (iii); or
          (b) Verizon or any of its Affiliates challenges or attempts to challenge the validity or enforceability of the Licensed Patents, including through any declaratory judgment action or re-examination (each, a “Patent Challenge”) or, except as required by law, participates in or actively assists (“Support”) any Patent Challenge by a third party, provided that this termination right will not apply with respect to Verizon or any of its Affiliates asserting a defense of invalidity or unenforceability if Broadcom asserts the Licensed Patents against Verizon or its Affiliates for products other than Licensed Products.
     9.5 Effect of Termination and Expiration. Upon any termination or expiration of the Agreement, those units of Licensed Products sold prior to such termination or expiration for which per unit royalty payments have been made pursuant to Section 3.1 of this Agreement through the date of termination/expiration shall be deemed fully licensed under Section 2.1, and fully paid and royalty-free pursuant to such license, with respect to those units of Licensed Products for which such royalties have been paid prior to termination. Except in the event of termination under Section 9.2 or 9.4 or the first sentence of Section 9.3, and subject to Verizon’s continued compliance with the surviving terms and conditions of this Agreement, upon payment of the Aggregate Amount, the license under Section 2.1 to the Licensed Patents shall be deemed non-exclusive, royalty-free, fully-paid, perpetual, and non-transferable (other than to a successor in interest as set forth in Section 11.6) and shall survive any termination or expiration of the Agreement (unless an event that would have given rise to termination under Section 9.4 occurs after such termination or expiration, in which event

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the right and licenses granted to Verizon shall terminate). Upon termination of this Agreement prior to the payment of the Aggregate Amount or in the event of termination under Section 9.2 or 9.4 or the first sentence of Section 9.3, all rights and licenses granted to Verizon shall immediately terminate. Notwithstanding expiration or termination of this Agreement for any reason, Broadcom shall have the right to retain the full amount of all payments that have been made prior to termination and to receive payment for all unpaid amounts that have accrued prior to termination. In addition, Verizon’s obligation to pay per unit royalties under Section 3.1 shall survive with respect to all Licensed Products imported into the United States prior to the effective date of termination or expiration and with respect to all Royalty Accruals under Section 3.1 (unless and until the Aggregate Amount has been paid by Verizon to Broadcom). Sections 2.2; Sections 3, 4, 5 (for payments accruing prior to or surviving termination as set forth above), Section 6.1 (with respect to the ITC Order and pending Litigation as of the Effective Date), 7 (if all of the payments pursuant to Section 3.1 payable through the date of termination have been or are made in accordance with the terms hereof and the Verizon Parties have not breached Section 6.1), 8, 9.5 and 11 shall survive the termination of this Agreement for any reason. Sections 2.2; Sections 3, 4, 5 (for payments accruing prior to or surviving expiration as set forth above), Section 6.1 (with respect to the ITC Order and pending Litigation as of the Effective Date), 7, 8, 9.5 and 11 shall survive the expiration of this Agreement.
10. [****]
11. General Provisions.
     11.1 Authority. Each Party represents it has the power and authority to enter into this Agreement and to perform all of its duties and obligations set forth herein. Additionally, Broadcom warrants and represents that it owns the Licensed Patents and that it has the right to grant the rights and licenses to Verizon pursuant to this Agreement.
     11.2 Representation. Each Party declares and represents it is executing this Agreement after consultation with its own legal counsel.
     11.3 Disclaimers. This Agreement and the license granted herein do not and shall not be interpreted or construed to include: (1) any representation, warranty or admission as to the validity, enforceability or scope of any Licensed Patent or any other patent or patent application, (2) any requirement or obligation to file, maintain or enforce any Licensed Patent or any other patent or patent application, (3) any obligation to furnish any technical or support information, (4) any release or waiver of any claims, counterclaims or liabilities of any Party or any third party, or (5) any license or rights by implication or estoppel. Except for the express representations set forth in Sections 11.1 and 11.2, THE LICENSED PATENTS ARE LICENSED “AS IS, WITH ALL FAULTS,” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND BROADCOM DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     11.4 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Verizon:	Vice President — Legal and External Affairs and General Counsel
Verizon Wireless
1 Verizon Way, VC43E024
Basking Ridge, New Jersey 07920-1097
Fax: [****]

If to Verizon
Communications:	Senior Vice President and Deputy General Counsel (Intellectual Property)
Verizon Communications Inc.
1 Verizon Way
Basking Ridge, New Jersey 07920-1097
Fax: [****]

If to Broadcom:	Senior Vice President, Business Affairs & General Counsel
Broadcom Corporation
5300 California Avenue
Irvine, California 92617
Fax: [****]
Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.
     11.5 Attorneys’ Fees. Each Party shall be responsible for and shall pay its own attorneys’ fees and costs incurred in connection with this Agreement.
     11.6 Assignment, Acquisition and Change of Control.
     (a) Neither Party shall assign or otherwise transfer this Agreement or any rights under this Agreement to any third party, whether by assignment, operation of law or otherwise, except that each of Verizon Communications, Verizon and Broadcom shall have the right to assign this Agreement and its rights under this Agreement in their entirety to a successor in interest in connection with a sale or transfer of all or substantially all of the business or assets of Verizon Communications, Verizon or Broadcom, as the case may be, whether by assignment, operation of law or otherwise, provided that the assignee agrees in writing to comply with all of the terms and condition of this Agreement; and provided however, that if Verizon or Verizon Communications shall engage in a sale or transfer of all or substantially all of its business or assets to

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Qualcomm or any of its Affiliates or undergoes a Change of Control involving Qualcomm or any of its Affiliates, then the licenses granted to Verizon and its Affiliates under Section 2.1 of this Agreement shall terminate. Upon any assignment by Verizon to a third party or Change of Control of Verizon, the licenses granted to Verizon Communications and its Subsidiaries (other than Verizon and its Subsidiaries) shall terminate. Broadcom may also assign its right to receive payments under this Agreement.
     (b) Notwithstanding anything to the contrary, in the event of any Business Combination which results in Additional Subscribers, then, (x) the license set forth in Section 2.1 and royalties under Section 3.1 will apply to Licensed Products for Additional Subscribers added to the Verizon Network where the number of Additional Subscribers resulting from such Business Combination is [****] or fewer subscribers in the aggregate without the payment of any additional royalty beyond the Aggregate Amount as set forth in Section 3.1, and (y) in the event the aggregate number of Additional Subscribers on the Verizon Network resulting from the Business Combination exceeds [****] and is less than [****], unless Verizon provides written notice within thirty (30) days after the closing of such Business Combination electing not to obtain a license under this Agreement with respect to such Additional Subscribers, then the license set forth in Section 2.1 and royalties under Section 3.1 will apply to Licensed Products for such Additional Subscribers and the Aggregate Amount under Section 3.1 shall be increased by an additional amount equal to the product of [****] times the fraction determined by dividing (i) the number of Additional Subscribers by (ii) the number of subscribers on the Verizon Network immediately prior to the Business Combination (“Existing Subscribers”), which amount shall be due and payable within sixty (60) days after the end of the quarter in which the Business Combination closes. If the aggregate number of Additional Subscribers would be more than [****] subscribers, then the license granted to Verizon under Section 2.1 of this Agreement shall be limited to Licensed Products for Existing Subscribers and the Licensed Products for Additional Subscribers will not be licensed or subject to the other rights or benefits granted under this Agreement (including Sections 7 and 10). In such event, on a going forward basis after the closing of such Business Combination, the license set forth in Section 2.1 will apply only to a pro rata portion of Licensed Products for new subscribers on the Verizon Network (beyond the Existing Subscribers and Additional Subscribers) based on the ratio of the number of Existing Subscribers to the number of Additional Subscribers. The number of Additional Subscribers and Existing Subscribers, respectively, shall be determined by reference to the net number of subscribers assuming the completion of any divestures required as a condition to any such Business Combination or pursuant to any consent decree or to be transferred pursuant to any agreement signed upon or prior to the effective time of the Business Combination. As used above, “Additional Subscribers” means additional subscribers added to the Verizon Network as a result of a Business Combination where the wireless devices used by such subscribers are not already covered by a license under the Licensed Patents.
     (c) If a Business Combination results in Additional Subscribers being added to the Verizon Network that are not licensed pursuant to 11.6(b), Verizon and Broadcom shall discuss in good faith terms under which licenses may be granted for such Additional Subscribers.
     (d) If Verizon assigns this Agreement to a Carrier or undergoes a Change of Control with a Carrier, then Section 10 shall terminate.

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     (e) If a Subsidiary of the Verizon Parties (other than Verizon) ceases to be a Subsidiary of the Verizon Parties (“Former Subsidiary”), the licenses and rights set forth in this Agreement (including under Sections 2, 7 and 10) shall cease to apply to such Former Subsidiary as of the date the Former Subsidiary ceases to be a Subsidiary under this Agreement. If a Person becomes a Subsidiary of the Verizon Parties after the Effective Date (“New Subsidiary”), such New Subsidiary shall only be entitled to the licenses and benefits granted under this Agreement (including under Sections 2, 7 and 10) with respect to Licensed Products that become licensed under this Agreement pursuant to Section 11.6(b).
     (f) As used above, a “Business Combination” means a transaction or series of related transactions in which either (i) all or substantially all of the business or assets of Verizon are sold or otherwise transferred to a third party, whether by assignment, operation of law or otherwise; or (ii) Verizon undergoes a Change of Control; or (iii) Verizon or its Affiliate acquires any business or assets from a Carrier, whether by assignment, operation of law or otherwise; or (iv) Verizon or its Affiliates acquires directly or indirectly, more than fifty (50%) of the of voting power with respect to the election of directors or similar managing authority of any Carrier.
     (g) As used above, “Carrier” means Sprint, T-Mobile, AT&T or any other U.S. carrier or operator, manager or reseller of a wireless services or any Affiliates of any of the foregoing (other than Affiliates or Authorized Distributors of Verizon immediately prior to a respective Business Combination).
     (h) As used above, a “Change of Control” means a transaction or series of related transactions in which either (i) Verizon consolidates or merges with or into another Person, or any Person consolidates with, or merges with or into, Verizon, in each case unless the direct holders of voting power with respect to the election of directors or similar managing authority of the Party immediately prior to the transaction or series of related transactions will hold, directly or indirectly, more than fifty (50%) of the of voting power with respect to the election of directors or similar managing authority of the surviving entity immediately after the transaction or series of related transactions; or (ii) any Person (other than Verizon Communications) or “group” (as such term is used in Rule 13d-5 under the United States Securities Exchange Act of 1934) becomes, or has the right to become, the beneficial owner, directly or indirectly, of more than fifty (50%) of the of the voting power with respect to the election of directors or similar managing authority of Verizon.
     (i) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.
     11.7 Governing Law. This Agreement and matters connected with the performance, breach or termination thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, without reference to conflict of laws principles. In the event of a dispute between the Verizon Parties and Broadcom regarding the interpretation, breach or termination of this Agreement (“Dispute”), prior to either Party commencing litigation with respect to such Dispute, each Party shall make available its senior management to meet to attempt to resolve such Dispute within thirty (30) days after notice of such Dispute has been provided by either Party to the other Party. If such Dispute is not resolved during such thirty (30) day period, then either Party may litigate such Dispute. Notwithstanding

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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anything to the contrary, and consistent with the terms of Section 2.2, nothing in this Agreement shall be construed as restricting or limiting the jurisdiction or venue in which Broadcom may assert or otherwise enforce the Licensed Patents or any other patents or intellectual property rights against Qualcomm or any of its Affiliates or any other third party in any jurisdiction or venue, including in any court or the ITC.
     11.8 Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.
     11.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of Broadcom and Verizon. No other person or entity shall be entitled to rely on this Agreement or to anticipate the benefits of this Agreement or otherwise assert or be entitled to any rights or licenses as a third party beneficiary hereof. Notwithstanding anything to the contrary, nothing in this Agreement shall be construed as a release of or license or grant of other rights to or for the benefit of Qualcomm or any of its Affiliates or any other third party, whether directly or indirectly.
     11.10 Entire Agreement. This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein; except for the Mutual Non-Disclosure and FRE 408 Agreement between Broadcom and Verizon dated July 10, 2007 which remains in full force and effect in accordance with its own terms with respect to information disclosed under the Mutual Non-Disclosure and FRE 408 Agreement that is not disclosed in this Agreement. In the event of a conflict between such Mutual Non-Disclosure and FRE 408 Agreement and this Agreement with respect to the subject matter of this Agreement, then the terms of this Agreement shall prevail. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.
     11.11 Modification; Waiver. No modification or amendment to this Agreement may be made except in a writing signed by authorized representatives of both Parties. No waiver of any rights will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.
     11.12 Counterparts. This Agreement may be executed in any number of original, fax or copied counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     11.13 Bankruptcy. Each Party acknowledges that all rights and licenses granted by it under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party acknowledges that if such Party, as a debtor in

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possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute; provided that such Party, as a debtor in possession or a trustee-in-bankruptcy, agrees in writing (with approval of the court) that any assumption, assignment or Change of Control of Verizon resulting from or subsequent to any such bankruptcy proceeding shall be subject to Section 11.6.
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[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

BROADCOM CORPORATION		CELLCO PARTNERSHIP
d/b/a VERIZON WIRELESS

By:	/s/ David Dull	By:	/s/ Steven E. Zipperstein

Print:	David Dull	Print:	Steven E. Zipperstein
Title:	Senior Vice President & General Counsel	Title:	Vice President & General Counsel

VERIZON COMMUNICATIONS INC.
		By:	/s/ John Thorne

		Print:	John Thorne
		Title:	Senior Vice President and Deputy
General Counsel

[****] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.